UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

RealSource Residential, Inc.
(Name of Registrant As Specified In Charter)

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RealSource Residential, Inc.

11753 Willard Avenue

Tustin, CA 92782

October __, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Stockholders”) of the voting capital stock of RealSource Residential, Inc., a Nevada corporation (the “Company”), as of the close of business on October 15, 2018 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice requirements of Chapter 78 of the Nevada Revised Statutes (the “NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of actions recommended by our Board of Directors (the “Board”) and approved by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent adopted a resolution approving the following amendments to the Company’s Articles of Incorporation (collectively, the “Authorized Amendments”):

●	Changing the corporate name of the Company to “CalEthos, Inc.” (the “Name Change Amendment”).

●	Increasing the number of authorized shares of the Company’s common stock from four million (4,000,000), shares to one hundred million (100,000,000) shares (the “Authorized Share Increase”).

No consent or proxies are being requested from the Company’s Stockholders, and the Company’s Board is not soliciting your consent or proxy in connection with the Authorized Amendments. The Written Consent is the only stockholder approval required to effect the Authorized Amendments under the NRS, the Company’s Articles of Incorporation, as amended, or the Company’s Bylaws. The Authorized Amendments, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Stockholders. We expect to mail the accompanying Information Statement to the Stockholders on or about October __, 2018.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C. The Company will furnish a copy of this Notice and Information Statement, without charge, to any stockholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Michael Campbell
Michael Campbell Chief Executive Officer

RealSource Residential, Inc.

11753 Willard Avenue

Tustin, CA 92782

(714) 352-5315

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the Stockholders of RealSource Residential, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following amendments to the Company’s Articles of Incorporation (the “Authorized Amendments”):

●	Changing the corporate name of the Company to “CalEthos, Inc.” (the “Name Change Amendment”).

●	Increasing the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from four million (4,000,000) shares to one hundred million (100,000,000) shares (the “Authorized Share Increase”).

On October 15, 2018 (the “Record Date”), our Board of Directors (the “Board”) approved the Authorized Amendments and submitted the same to certain holders of our outstanding shares of Common Stock and out outstanding shares of Founders Preferred Stock, par value $0.001 per share (the “Founders Preferred Stock”). On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Authorized Amendments.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all stockholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, stockholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Authorized Amendments.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about October __, 2018. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which hold a majority of the voting capital stock of the Company.

Capital Stock

As of October 15, 2018, there were issued and outstanding 630,207 shares of Common Stock (with the holder of each share having one vote) and 15,600,544 shares of Founder Preferred Stock (with the holder of each share having one vote). Pursuant to the NRS, at least a majority of the voting equity of the Company, or at least 8,115,376 votes (out of 16,230,751 total votes comprised of 630,207 Common Stock votes and 15,600,544 Founder Preferred Stock votes), is required to approve the Authorized Amendments by written consent. The Majority Stockholders, who collectively hold 440,256 shares of Common Stock and 13,994,744 shares of Founder Preferred Stock (approximately 85.82% of the total voting equity of the Company), have voted in favor of the Authorized Amendments, thereby satisfying the requirement under Section 7-107-104 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock and Founder Preferred Stock held by the Majority Stockholders, the total number of votes that each Majority Stockholder voted in favor of the Authorized Amendments, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock Held	Number of Shares of Founder Preferred Stock Held	Number of Votes held by Such Stockholder	Number of Votes that Voted in favor of the Authorized Amendments	Percentage of the Voting Equity that Voted in favor of the Authorized Amendments(1)
M1 Advisors LLC	440,256	8,815,414	9,255,670	9,255,670	57.02%
Piers Cooper	-	4,674,330	4,674,330	4,674,330	28.80%
Total	440,256	13,489,744	13,930,000	13,930,000	85.82%

(1)	Based on 630,207 shares of Common Stock and 15,600,544 shares of Founder Preferred Stock issued and outstanding as of October 15, 2018.

ACTIONS TO BE TAKEN

The Authorized Amendments will become effective on the date that the Company files Certificate(s) of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Nevada. The Company intends to file the Amendments with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

CORPORATE NAME CHANGE

The Board and the Majority Stockholders have approved the filing of an amendment to the Company’s Articles of Incorporation to change the Company’s corporate name to “CalEthos, Inc.” The Board of Directors believes the Name Change Amendment is necessary and advisable as a result of the proposed change in the Company’s business plan and line of business.

Since the second quarter of 2016, the Company has been a “shell” company, as defined in Rule 12b-2 under the Exchange Act. On September 12, 2018, M1 Advisors LLC, a Delaware limited liability company (“M1 Advisors”), purchased 440,256 shares of the issued and outstanding Common Stock of the Company from certain stockholders of the Company, which shares represented approximately 70.0% of the issued and outstanding shares of capital stock of the Company at the time of the closing of the transaction. Such purchase resulted in a change of control of the Company. Effective at the closing of such purchase and in accordance with the Company’s by-laws, Michael Campbell, the sole member of M1 Advisors, and Piers Cooper were elected to the Board of Directors of the Company, at which time Messrs. Campbell and Cooper constituted the sole members of the Board, Mr. Campbell was appointed the Chief Executive Officer of the Company and Mr. Cooper was appointed President of the Company.

On September 12, 2018, following the acquisition by M1 Advisors or more than a majority of the outstanding shares of Common Stock, the Company sold to various purchasers, including M1 Advisors and Mr. Cooper, an aggregate of 15,600,544 shares of Series A preferred stock, par value $0.001 per share, which shares have since been re-designated as Founder Preferred Stock, for an aggregate purchase price of $15,600.54, or $0.001 per share. Of the shares of Founder Preferred Stock purchased, 9,320,414 shares were purchased by M1 Advisors and 4,674,330 shares were purchased by Mr. Cooper.

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Following such transactions, Board determined to establish the Company in the rapidly-growing cannabis industry, initially in the State of California, and to engage in the business of licensing proprietary product formulations and processing methodologies and utilizing various nano- and micro-encapsulation, agglomeration and liquefying or drying processes to convert hydrophobic cannabinoid oils (marijuana THC and hemp CBD) into highly-soluble THC and CBD that can be used in foods and beverages and in a wide range of cosmetic and medicinal applications.

The Board of Directors determined to change the Company’s corporate name in connection with the establishment of the Company’s new businesses and its desire to engage in an overall corporate rebranding. The Board of Directors believes the CalEthos name better suits the businesses in which the Company intends to engage and will more easily brand the Company as a participant in the California cannabis industry. The Name Change Amendment will not have any immediate material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to immediately have new stock certificates reflecting our name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent in connection with transfers or exchanges.

Prior to filing the Name Change Amendment, the Company must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the corporate name change. The Company’s failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board and the Majority Stockholders have approved the filing of an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from four million (4,000,000) shares to one hundred million (100,000,000) shares. The Board of Directors believes the Authorized Share Increase is necessary and advisable to provide the Company greater flexibility with respect to its capital structure for purposes including, among others, additional equity financings and stock-based acquisitions. The Company has no plans to issue any of the newly-authorized shares of Common Stock, except as discussed below.

The purpose of the increase in authorized Common Stock is to increase the number of shares of Common Stock available for issuance upon the conversion of the issued and outstanding shares of Founder Preferred Stock and for issuance to investors who provide the Company with the funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions that the Board may determine are in the best interests of the Company.

Following the change of control of the Company on September 12, 2018 discussed above, the Company issued an aggregate of 15,600,544 shares of Founder Preferred Stock to various investors, including to an affiliate of Michael Campbell, our Chief Executive Officer and a director of the Company, and to Piers Cooper, our President and a director of the Company. The outstanding shares of Founders Preferred Stock will, by their terms, automatically convert to shares of Common Stock upon the filing of the Authorized Amendments. As a result, upon filing of the Authorized Amendments, the number of issued and outstanding shares of Common Stock will increase from 440,256 shares to 16,230,751 shares. Assuming no other issuances of Common Stock prior to the filing of the Authorized Amendments, upon conversion of the Founder Preferred Stock to Common Stock, 83,769,249 authorized but unissued shares of Common Stock will remain available for issuance upon Board approval.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued. This increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Any additional Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of Common Stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s capital stock as of October 15, 2018, of (i) each person known to the Company to beneficially own more than 5% of any class of the Company’s securities, (ii) the Company’s directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of October 15, 2018, there were a total of 630,207 shares of Common Stock issued and outstanding and 15,600,544 shares of Founders Preferred Stock issued and outstanding. Each share of Common Stock has one vote and each share of Founder Preferred Stock has one vote. The column titled “Percent of Class” shows the percentage of the class of voting stock beneficially owned by each identified party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 15, 2018, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table below has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below, unless otherwise specified is in care of the Company at 11753 Willard Avenue, Tustin, CA 927821.

	Common Stock			Founder Preferred Stock		All Capital Stock
Name of Beneficial Owner	Number of Shares Owned		Percentage Owned	Number of Shares Owned	Percentage Owned	Number of Votes	Percentage Owned
Michael Campbell, CEO and Director	440,256	(1)	69.86%	9,320,414	59.74%	9,760,670	60.14%
Piers Cooper, President and Director	—		—	4,674,330	29.96%	4,674,330	28.80%
All officers and directors as a group	440,256		69.86%	13,994,744	89.70%	14,435,000	88.94%

(1)	Includes 440, 256 shares of Common Stock and 8,15,414 shares of Founders Preferred Stock owned of record by M1 Advisors LLC, a Delaware limited liability company managed by Michael Campbell.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and
(3)	Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 208 and September 30, 2018.

You may request a copy of these filings, at no cost, by writing RealSource Residential, Inc., at 11753 Willard Avenue, Tustin, CA 927821, or telephoning the Company at (714) 352-5315. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 11753 Willard Avenue, Tustin, CA 927821, or telephoning the Company at (714) 352-5315.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Michael Campbell
Michael Campbell, Chief Executive Officer
Dated: October __, 2018

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